EXHIBIT 32.1

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ampio Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (“Report”), each of the undersigned officers of the Company, certifies to his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 906), the following:

(1)  The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Macaluso
Michael Macaluso
Chief Executive Officer

/s/ Daniel G. Stokely
Daniel G. Stokely
Chief Financial Officer, Secretary and Treasurer

Date: February 21, 2020

This certification accompanies the annual report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Ampio Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Ampio Pharmaceuticals, Inc. and will be retained by Ampio Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.